EXHIBIT 12.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

I, John T. Roche, certify that:

1.	I have reviewed this amendment to the annual report on Form 20-F of Seadrill Partners LLC; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 26, 2020

/s/ John T. Roche
John T. Roche
Chief Executive Officer and Chief Financial Officer of Seadrill Partners LLC
(Principal Executive Officer and Principal Executive Officer of Seadrill Partners LLC)